UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2012

CNB BANCORP INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50729

Virginia	54-2059214
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11407 Windsor Blvd.
Windsor, VA 23487
(Address of principal executive offices, including zip code)

(757) 242-4422
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

The merger transaction (the "Merger"), pursuant to which CNB Bancorp, Inc. (the "Company") proposed to merge with and into its wholly-owned subsidiary, Citizens National Bank (the "Bank"), with the Bank as the surviving entity, was approved, as required by Virginia law, by at least two-thirds of the Company's stockholders of record at the annual meeting of stockholders held on August 12, 2011. The Merger has also been approved by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. The articles of merger to effect the Merger have been filed with the Virginia State Corporation Commission and the Office of the Comptroller of the Currency, and became effective at 12:02 a.m. Eastern Time on February 15, 2012 (the "Effective Time"). As a result of the Rule 13E-3 transaction and the Merger, the separate corporate existence of the Company ceased as of the Effective Time. Each shareholder of the Company has the right to receive one share of Bank common stock for each share of Company common stock held by such shareholder as of the Effective Time. The Company is filing a certification on Form 15 pursuant to Rule 12g-4 to provide notice of termination of the registration of the Company's common stock under the Securities Exchange Act of 1934, as amended, and to suspend all reporting requirements thereunder. The Bank intends to file a Current Report on Form 8-K with the Office of the Comptroller of the Currency to register the Bank's common stock under the Securities Exchange Act of 1934, as amended, and will report under such registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB BANCORP INC.

Date: February 16, 2012	By:	/s/ Elizabeth T. Beale
Elizabeth T. Beale
Executive Vice President & CFO